Exhibit 8.1

Schedule 1

Subsidiaries

	Ship-Owning Subsidiaries with Vessels in Operations	Country of Incorporation
1.	Malvina Shipping Company Limited	Malta
2.	Arleta Navigation Company Limited	Malta
3.	Selma Shipping Company Limited	Malta
4.	Samsara Shipping Company Limited	Malta
5.	Lansat Shipping Company Limited	Malta
6.	Farat Shipping Company Limited	Malta
7.	Iguana Shipping Company Limited	Malta
8.	Borsari Shipping Company Limited	Malta
9.	Onil Shipping Company Limited	Malta
10.	Fabiana Navigation Company Limited	Malta
11.	Karmen Shipping Company Limited	Malta
12.	Thelma Shipping Company Limited	Malta
13.	Celine Shipping Company Limited	Malta
14.	Lotis Traders Inc.	Marshall Islands
15.	Tempo Marine Co.	Marshall Islands
16.	Star Record Owning Company Limited	Marshall Islands
17.	Argo Owning Company Limited	Marshall Islands
18.	Rea Owning Company Limited	Marshall Islands
19.	Gaia Owning Company Limited	Marshall Islands
20.	Kronos Owning Company Limited	Marshall Islands
21.	Trojan Maritime Co.	Marshall Islands
22.	Dione Owning Company Limited	Marshall Islands
23.	Phoebe Owning Company Limited	Marshall Islands
24.	Uranus Owning Company Limited	Marshall Islands
25.	Selene Owning Company Limited	Marshall Islands
26.	Tethys Owning Company Limited	Marshall Islands
27.	Ioli Owning Company Limited	Marshall Islands
28.	Iason Owning Company Limited	Marshall Islands
29.	Orpheus Owning Company Limited	Marshall Islands
30.	Team up Owning Company Limited	Marshall Islands
31.	Iokasti Owning Company Limited	Marshall Islands
32.	Boone Star Owners Inc.	Marshall Islands
33.	Norwalk Star Owners Inc.	Marshall Islands
34.	Ionian Traders Inc.	Marshall Islands
35.	NT LLC Investors Ltd.	Marshall Islands
36.	Dalian Star Owners Inc.	Marshall Islands
37.	Aegean Traders Inc.	Marshall Islands
38.	Cretan Traders Inc.	Marshall Islands
39.	Kerkyra Traders Inc.	Marshall Islands

Ship-Owning Subsidiaries with Vessels under Construction
40.	Roscoe Marine Ltd.	Marshall Islands
41.	Monteagle Shipping S.A.	Marshall Islands
42.	Iktinos Owning Company Limited	Marshall Islands
43.	Kallikrates Owning Company Limited	Marshall Islands
44.	Faedon Owning Company Limited	Marshall Islands
45.	Drillship Kithira Owners Inc.	Marshall Islands
46.	Drillship Skopelos Owners Inc.	Marshall Islands

Ship-Owning Subsidiaries with Vessels Sold
47.	Felicia Navigation Company Limited	Malta
48.	Zatac Shipping Company Limited	Malta
49.	Atlas Owning Company Limited	Marshall Islands
50.	Maternal Owning Company Limited	Marshall Islands
51.	Royerton Shipping Company Limited	Malta
52.	Lancat Shipping Company Limited	Malta
53.	Paternal Owning Company Limited	Marshall Islands
54.	Fago Shipping Company Limited	Malta
55.	Hydrogen Shipping Company Limited	Malta
56.	Madras Shipping Company Limited	Malta
57.	Seaventure Shipping Limited	Marshall Islands
58.	Classical Owning Company Limited	Marshall Islands
59.	Oxygen Shipping Company Limited	Malta
60.	Human Owning Company Limited	Marshall Islands
61.	Helium Shipping Company Limited	Malta
62.	Blueberry Shipping Company Limited	Malta
63.	Platan Shipping Company Limited	Malta
64.	Silicon Shipping Company Limited	Malta
65.	Tolan Shipping Company Limited	Malta

Ocean Rig’s Subsidiaries
66.	Ocean Rig ASA	Norway
67.	Ocean Rig Norway AS	Norway
68.	Ocean Rig AS	Norway
69.	Ocean Rig UK Ltd	United Kingdom
70.	Ocean Rig Ltd	United Kingdom
71.	Ocean Rig Ghana Ltd	Ghana
72.	Ocean Rig USA AS	Norway
73.	Ocean Rig USA LLC	United States
74.	Ocean Rig 1 AS	Norway
75.	Ocean Rig 2 AS	Norway
76.	Ocean Rig Canada Inc.	Canada
77.	Ocean Rig North Sea AS	Norway
78.	Ocean Rig 1 Inc.	Marshall Islands
79.	Ocean Rig 2 Inc.	Marshall Islands

Other Subsidiaries
80.	Wealth Management Inc.	Marshall Islands
81.	Primelead Limited	Cyprus
82.	Primelead Shareholders Inc.	Marshall Islands
83.	Drillships Investment Inc.	Marshall Islands